UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

 (Amendment No. 2)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 29, 2016

PETROGRESS, INC.

(Exact name of registrant as specified in its charter)

Florida	333-184459	27-2019626
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1013 Centre Road, Suite 403-A, Wilmington, DE 19805

(Address of principal executive offices) (Zip Code)

(302) 428-1222

(Registrant’s telephone number, including area code)

 Copy of correspondence to:

Marc J. Ross, Esq.

James M. Turner, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway, Fl. 32

New York, NY 10006

Tel: (212) 930-9700 Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 2 on Form 8-K/A (this “Amendment”) is being filed to amend the Current Report on Form 8-K filed by Petrogress, Inc., formerly known as 800 Commerce, Inc. (the “Company”) with the Securities and Exchange Commission (the “Commission”) on March 3, 2016, as amended by Amendment No. 1 on Form 8-K/A, filed on May 13, 2016 (together, the “Original 8-K”). As previously reported in the Original 8-K, the Company entered into a Securities Exchange Agreement on February 29, 2016 (the “Exchange Agreement”) with Petrogres Co. Ltd., a Marshall Islands corporation (“Petrogres”), with Petrogres surviving as a wholly-owned subsidiary of the Company. As a result of the Exchange Agreement, the historical financial statements of Petrogres became the historical financial statements of the Company.

This Amendment is being filed solely for the purpose of (i) showing that an independent registered public accountant did not review the historical financial statements of Petrogres as of and for the years ended December 31, 2015 and 2014, together with the reports of the Company’s then-independent accountant (the “Historical Financials”), pursuant to the Public Company Accounting Oversight Board’s (“PCAOB”) AU 722, Interim Financial Information, as required by Rule 10-01(d) of Regulation S-X included as Exhibit 99.1. As a result, the Historical Financials, and consequently the unaudited pro forma condensed combined financial statements as of and for the year ended December 31, 2015 included as Exhibit 99.2 (the “Pro Forma Financials”), are deemed deficient and should not be relied upon and (ii) to make certain typographical and conforming changes. The headings in the columns of the financial statements and related notes thereto, and the headings of tables of financial information contained in the notes to the combined financial statements of the Historical Financials have been amended to state “Not Reviewed.” No other changes have been made to the Historical Financials and the Pro Forma Financials. A review of the Company’s Historical Financials may result in changes to the financial statements referenced herein. The Company undertakes the responsibility to file a further amended Current Report on Form 8-K/A for these periods when the review is completed. In addition, a new consent by the Company’s new independent public accountant will be filed by amendment as Exhibit 23.1. Item 9.01 below has been revised to include this updated information.

This Amendment speaks as of the filing date of the Original 8-K and does not reflect any events that may have occurred subsequent to such date.

Item 2.01	Completion of Acquisition or Disposition of Assets.

As previously reported in a Current Report on Form 8-K filed on March 3, 2016, on February 29, 2016, the Company entered into the Exchange Agreement with Petrogres, with Petrogres surviving the Merger as a wholly-owned subsidiary of the Company.

As of the date of the Exchange Agreement, the Exchange Agreement was approved by the Company’s Board of Directors (the “Board”) and the board of directors and shareholders of Petrogres. The Company’s shareholders did not have to approve the Exchange Agreement.

The Company’s shareholders approved the Amendments by written consent of the majority shareholders on February 26, 2016. As a result of the approval of the Amendments, the Exchange was consummated and Petrogres became a wholly-owned subsidiary of the Company.

As a result of the transactions described above, the Company has 160,000,000 shares of common stock issued and outstanding. Petrogres’ sole shareholder received 136,000,000 shares of the Company’s common stock in the Exchange.

The foregoing description of the Exchange Agreement is not complete and is qualified in its entirety by reference to the Exchange Agreement, which were previously filed as exhibits to the Current Report filed on March 3, 2016 and is incorporated herein by reference.

Item 5.01	Changes in Control of Registrant.

As a result of the transactions contemplated under the Exchange Agreement, a change of control of the Company occurred. The information provided above in “Item 2.01 – Completion of Acquisition or Disposition of Assets” of this Current Report on Form 8-K/A is incorporated by reference into this Item 5.01. As required to be disclosed by Regulation S-K Item 403(c), there are no arrangements, known to us, including any pledge by any person of our securities or any of our parents, the operation of which may at a subsequent date result in a change in control of our company.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

The audited consolidated financial statements of Petrogres Co. Ltd. as of and for the years ended December 31, 2015 and 2014, together with the reports of David Friedkin CPA with respect thereto, are included as Exhibit 99.1 and are incorporated by reference herein.

(b)	Pro Forma Financial Information.

The unaudited pro forma condensed combined financial statements of the Company as of and for the year ended December 31, 2015 are included as Exhibit 99.2 hereto and are incorporated by reference herein.

(d)	Exhibits.

Exhibit No.	Description
23.1	Consent (to be filed by amendment).
99.1	Audited consolidated financial statements of Petrogres Co. Ltd. as of and for the years ended December 31, 2015 and 2014.
99.2	Unaudited pro forma condensed combined consolidated financial statements of Petrogress Inc. as of and for the years ended December 31, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PETROGRESS, INC.

Date: October 18, 2016	By:	/s/ Christos Traios
Name: Christos Traios
Title: Chief Executive Officer